AMENDMENT No. 1

To Security Agreement

(Contract No. MA-13897)

This amendment (“Amendment”) is entered into as of the 21st day of Sept., 2007 between Matson Navigation Company, Inc., a Hawaii Corporation (the “Shipowner”) and THE UNITED STATES OF AMERICA, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the “Secretary”).

WHEREAS; the Shipowner and the Secretary entered into a Security Agreement (Contract No. MA-13897) dated July 29, 2004 (the “MAUNAWILI Security Agreement”), in connection with certain United States Government Guaranteed Ship Financing Bonds issued by the Shipowner to finance the vessel MAUNAWILI owned by the Shipowner;

WHEREAS; Schedule X to the MAUNAWILI Security Agreement is a schedule of Definitions (the “MAUNAWILI Schedule of Definitions”) used in the MAUNAWILI Security Agreement:

WHEREAS; the parties hereto desire to amend certain provisions of the MAUNAWILI Schedule of Definitions.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Shipowner and the Secretary hereby agree that, effective as of the date hereof,

1.         The definition of “Long Term Debt” appearing in the MAUNAWILI Schedule of Definitions shall be amended by inserting a comma (“,”) before the period (“.”) at the end of the last sentence followed by the words “and funds available to Matson to be drawn down under long-term borrowings (greater than 12 months) under credit facilities maintained by Matson at the time to the extent that such available funds are included in current assets in determining minimum compliance with the Working Capital requirement contained Section 8(b)(i) of the Financial Agreement.”

2.         Clause (1) of the definition of “Working Capital” appearing in the MAUNAWILI Schedule of Definitions shall be amended by inserting the words “(i) there shall also be included, funds available to Matson to be drawn down under long-term borrowings (greater than 12 months) under credit facilities maintained by Matson at the time, and (ii)” after the words “In determining current assets” and before the words “there shall also be deducted: (A) Any securities,” in the first line of such clause.

3.         Except as amended hereby, all other provisions of the MAUNAWILI Schedule of Definitions shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

MATSON NAVIGATION COMPANY, INC.

By: /s/ Timothy H. Reid
Name: Timothy H. Reid
Its: Treasurer

UNITED STATES OF AMERICA
SECRETARY OF TRANSPORTATION

Attest:	MARITIME ADMINISTRATOR

/s/ Larry Main	By: /s/ Daron Threet

Assistant Secretary

Maritime Administration

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